Exhibit 99.3

FTD Companies, Inc. Acquisition of Provide Commerce Supplemental Presentation July 30, 2014 FTD Group, Inc.

Forward-Looking Statements and Risk Factors This presentation contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding potential acquisitions, including the planned acquisition of Provide Commerce; statements regarding expected synergies and benefits of the planned acquisition of Provide Commerce; expectations about future business plans, prospective performance and opportunities; statements regarding regulatory approvals; statements regarding the expected timing of the completion of the planned acquisition of Provide Commerce; and statements about our strategies. Potential factors that could affect these forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements; the risk that the necessary stockholder approval may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed transaction may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed transaction; failure to realize the benefits expected from the proposed transaction; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed transaction on the ability of FTD and Provide Commerce to retain customers and retain and hire key personnel, maintain relationships with suppliers, and on their operating results and businesses generally, as well as the factors disclosed in FTD’s filings with the Securities and Exchange Commission (www.sec.gov), including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. FTD reserves all rights to our trademarks, trade names and service marks, regardless of the manner in which we refer to them in this presentation. All other trademarks, trade names and service marks appearing in this presentation are the property of their respective owners. Additional Information FTD will solicit the required approval of its stockholders by means of a proxy statement, which will be mailed to stockholders upon completion of the required Securities and Exchange Commission (SEC) filing and review process. The proxy statement will contain information about FTD, Provide Commerce, the proposed transaction and related matters. FTD stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from FTD in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website, www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary. Participants in Solicitation FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Transaction Summary Overview Acquisition of Provide Commerce from Liberty Interactive Corporation Provide Commerce’s businesses include ProFlowers, Personal Creations, and Shari’s Berries Enhances FTD’s position as one of the world’s leading and most trusted floral and gifting companies Valuation Transaction value of $430 million consisting of a combination of cash and stock Represents 7.5x Provide Commerce’s last twelve months (“LTM”) ended 03/31/14 unaudited Adjusted EBITDA(1), including $25 million of annual synergies Financial Benefits Transaction will create a combined company with annual revenue in excess of $1 billion Accretive to FTD’s cash earnings per share in 2015, excluding the impact of synergies and one time costs Pro forma unaudited LTM 03/31/14 net leverage(2) of less than 3x, excluding synergies Financing Transaction will be financed with a combination of committed debt financing and equity Committed debt financing consists of a new $130 million Term Loan facility Equity of 10.2 million common shares valued at $30.24 per share (based on volume weighted average price for the 10 trading days ended July 28, 2014) Liberty Interactive will own approximately 35% of FTD outstanding common shares post-transaction Management FTD’s management team will remain in place Board will expand from 7 to 11 directors, with Liberty selecting the 4 new directors for appointment to the Board Timing Transaction targeted to close by the end of 2014, subject to regulatory and stockholder approvals and other customary conditions Based on Provide Commerce’s unaudited financial information for LTM 03/31/14. Such Adjusted EBITDA is calculated in a manner consistent with FTD’s Adjusted EBITDA metric and is further adjusted to reflect the exclusion of the one-time $7.6 million storm-related impact of Winter Storm Pax on Provide Commerce in Q1 2014. See definition of Adjusted EBITDA later in this presentation. Net leverage is calculated in accordance with FTD’s 2013 Credit Agreement (total outstanding indebtedness, less cash (maximum of $15 million), divided by Adjusted EBITDA). (1) (2)

Overview of Provide Commerce Provides flower delivery service to more than 7 million customers Online plant retailer offering plants, orchids, and bonsai trees at competitive prices Gifting idea site that generates creative and inspired gift ideas for family, friends, and loved ones Online provider of curated selection of artisan edible gifts Online retailer of chocolate-dipped berries and related gifting products Online gifting destination for personalizing one-of-a-kind items with an extensive creative and contemporary palette Mobile gifting application allowing users to send postcards, greeting cards, and gifts from smartphones Provide Commerce operates an e-commerce marketplace of websites that offers high-quality perishable products directly to consumers Provide Commerce maintains a customer service center located at its corporate headquarters in San Diego, CA Over 860 full-time employees in 14 locations across the U.S. Founded in 1998, Provide Commerce was formerly known as Proflowers, Inc. and changed its name in September 2003 Attractive product mix with diversified revenue streams (1) 2013 Revenue; Source: Provide Commerce Provide Commerce has a collection of highly recognizable consumer gifting e-commerce brands PROVIDE COMMERCE OVERVIEW DIVERSIFIED PRODUCT MIX FAMILY OF BRANDS

Key Combination Benefits Enhances FTD’s Position as One of the World’s Leading and Most Trusted Floral and Gifting Companies Premium, Multi-Branded, and Highly Recognizable Portfolio of Assets Deepens Floral and Gifting Product Offerings Offers Enhanced Shopping Experience – Greater Convenience and Choice – to Broader Customer Base Strengthens Floral Network Financially Attractive Transaction with Significant Cost Synergies to Drive Stockholder Value Addition of Liberty as a Significant, Committed Stockholder for Long-Term Success and Growth 1

A Leading Floral and Gifting Provider with Powerful Brand Portfolio FTD and Interflora are both among the leading and most trusted floral and gifting brands in the world FTD and Interflora have high unaided brand awareness with consumers The iconic Mercury Man logo, one of the most recognized global floral symbols worldwide, is in nearly 40,000 floral shops in 150 countries The Provide Commerce brand portfolio has become a destination of choice for consumer gifting needs and occasions, providing access to one of the most compelling gift-giving portfolios and experiences in the industry EXCEPTIONAL COMBINED BRAND PORTFOLIO The transaction combines FTD’s iconic brands, FTD and Interflora, with nearly two centuries of combined history, with Provide Commerce’s highly diversified and recognizable family of brands

Diversified Product Offering with Greater Product Assortment Significantly diversifies and enhances product offerings, providing additional avenues for growth and mitigating over-exposure to any particular segment Consumer International Florist

Compelling Benefits to Broader Customer Base Deepened gifting category and provides immediate access to a broader selection of floral and gifting products Elevated brand platform Enhanced customer shopping experience by allowing for greater convenience and choice Increased level of resources to further develop new product and service categories Ability to benefit from industry best practices and collaborative innovation to enhance the overall shopping experience The value created for FTD’s new and future customers is compelling EXPECTED CUSTOMER BENEFITS Immediate ability following closing to offer a wider selection of floral and gifting products to a more diverse customer base providing greater convenience and choice EXPECTED FLORAL NETWORK BENEFITS Strengthened floral network and the floral industry as a whole Elevated brand platform Efficiencies and increased availability of resources expected to allow for investment in new products, services, and technologies dedicated to the florist network Exposure to larger consumer base and broadened product offering to help drive order volumes to support sales growth Implementation of cooperative marketing and advertising initiatives

Creation of Significant Value to FTD Stockholders See definition of Cash EPS later in this presentation. Excludes transaction-related and integration costs.

Debt Existing $350 million Revolver will remain partially funded at close New $130 million Term Loan facility Equity 10.2 million shares issued to Liberty at $30.25 per share Adds Liberty as a significant, committed shareholder Liberty will own approximately 35% of FTD’s outstanding common shares upon closing and will hold 4 seats on FTD’s Board of Directors Transaction Overview Sources ($ in mm) New Term Loan $130 Issuance of New FTD Equity 309 Cash on hand 9 Total $448 Uses ($ in mm) Purchase of Provide Commerce $430 Estimated Transaction Fees & Expenses(1) 18 Total $448 1 Includes costs to finance the transaction. (1)

Non-GAAP Definitions Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). FTD (“the Company”) defines Adjusted EBITDA as net income before net interest expense, provision (benefit) for income tax expense, depreciation, amortization, stock-based compensation, transaction-related costs, litigation and dispute settlement charges or gains, restructuring and other exit costs, and impairment of goodwill, intangible assets and long-lived assets. Litigation and dispute settlement charges or gains include estimated losses for which the Company has established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the Company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the Company related to such matters are also included in these adjustments. Transaction-related costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. A portion of these costs relating to the spin-off have been incurred by and allocated to the Company by United Online, Inc. The Company’s definition of Adjusted EBITDA may be modified from time to time. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, and stock-based compensation) and (ii) expenses that are not reflective of the Company’s core operations, this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. Management uses Adjusted EBITDA to measure the Company’s performance. Adjusted EBITDA is used as a performance measure under the Company’s senior secured credit facility and includes adjustments such as the items defined above and others, which are defined in the senior secured credit facility. The Company will use this measure as a basis in determining certain compensation incentives for certain members of the Company’s management. Adjusted EBITDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of Adjusted EBITDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. A further limitation associated with the use of this measure is that it does not reflect expenses or gains that are not considered reflective of the Company’s core operations. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “Adjusted EBITDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the Company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of Adjusted EBITDA within its press releases and by providing a reconciliation that shows and describes the adjustments made. In addition, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the Company’s financial results for the foreseeable future. Cash Earnings per Share. FTD defines cash earnings per share as net income adjusted to exclude the after-tax impact of stock-based compensation, amortization, transaction-related and integration costs, litigation and dispute settlement charges or gains, restructuring and other exit costs, and loss on extinguishment of debt divided by shares outstanding.

Definitions Litigation and dispute settlement charges or gains include estimated losses for which FTD has established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, FTD related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by FTD related to such matters are also included in these adjustments. Transaction-related and integration costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related and integration costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.